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                                                                  Exhibit 99.5


NEW COMPANY FORMED TO DEVELOP DIAGNOSTIC FOR "MAD COW DISEASE" AND HUMAN PRION DISEASES

SCIENTISTS RECOGNIZE URGENT NEED FOR SCREENING CATTLE FOR BSE

NEW YORK, NY, Nov. 30 /PRNewswire/ - Genesis Bioventures (GBI, officially BioLabs, Inc. OTC:BILB) is pleased to announce that Prion Developmental Laboratories, Inc., one of GBI's portfolio companies, has started the development of a rapid, sensitive and inexpensive screening test for prion diseases in animals and humans. Prions are the infectious agents that cause a family of fatal neurodegenerative diseases, most notably "Mad Cow Disease" in cattle and a new variant of Creutzfeldt-Jacob Disease (CJD) in humans.

PRION DEVELOPMENTAL LABORATORIES

Prion Developmental Laboratories (PDL) is a private Maryland company that has established research collaborations with three major research institutions in the United States that are considered leading centers in prion diseases and diagnostic test development. The members of this research and product development team include Case Western Reserve University (CWRU) in Cleveland, Ohio; The University of Maryland Biotechnology Institute (UMBI) in Baltimore, Maryland; and The Institute for Basic Research and Developmental Disabilities
(IBR) in Staten Island, New York.

The Principal Investigator and head of PDL's Scientific Advisory Board for this project is Robert C. Gallo, MD, Professor of Virology at the University of Maryland and Director of the Institute of Human Virology. The product development collaboration will be coordinated by Dr. Robert Petersen, Chief Scientific Advisor at PDL and an Associate Professor in the Department of Pathology at CWRU.

"Prion diseases in humans and animals are of increasing concern because these diseases are fatal and cannot be diagnosed early," said Dr. Gallo. "The availability of a diagnostic test to detect prions in presymptomatic humans and animals would help to relieve concern about the safety of the human blood supply and assist in maintaining the safety of products from animals. Our approach is to assemble novel and highly sensitive diagnostic techniques and adapt them to detect the abnormal prion proteins in blood."

"Unfortunately, at present the only way to diagnose "Mad Cow Disease" in cattle or the human form of the disease, known as new variant CJD (nvCJD), is after the symptoms have developed and the disease is entering its late stages. By then it's usually too late to ensure that infected meat or beef products have not entered the human food supply," said Dr. Petersen of Prion Developmental Laboratories. "There is still no treatment for prion diseases, including BSE and nvCJD, but a reliable and sensitive diagnostic would permit the testing not only of cattle, but also of human blood products and tissues before they are used in medical procedures. This diagnostic would provide a great deal of peace-of-mind among consumers, agricultural and public health officials worldwide."

ABOUT PRION DISEASES

Prion diseases are a family of fatal neurodegenerative diseases that are caused by a prion, an "infectious proteinaceous particle". These diseases occur in humans in both sporadic (i.e. randomly occurring) and genetic forms at a very low incidence, primarily affecting persons older than 50 years of age. Infectious forms of prion diseases are also known in animals, including scrapie in sheep and "Chronic Wasting Disease" in mule deer and elk.


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In all forms of prion diseases, the underlying cause appears to be that the prion protein can occur in two different three-dimensional shapes: normal and misfolded. The abnormal form can induce other normal prion proteins to mimic their shape, thereby leading to dementia and eventual death. These diseases are characterized by the formation of plaques, which are deposits of misfolded prion proteins accumulating in the brain. The brain becomes spongy and full of holes, leading to the fatal neurodegenerative symptoms. Based on these changes to brain structure, prion diseases are also known as "spongiform encephalopathies" (i.e. spongy-like brain diseases). Prion diseases are difficult to diagnose since they are not amenable to standard detection methods used for identifying bacteria and viruses and since it is difficult to distinguish the normal form of the prion protein from the disease-causing form.

Prion diseases became a worldwide concern with the outbreak in the UK of Bovine Spongiform Encephalopathy (BSE) or "Mad Cow Disease" in the 1980's among cattle. It appears that cattle were first infected by feed that was supplemented with protein from sheep infected with scrapie. This probably occurred after changes were implemented in the 1970s to the process for preparing animal feed that resulted in infectious prions surviving the rendering process.

Subsequent to BSE appearing in cattle in the UK, a new variant of Creutzfeldt-Jakob disease (nvCJD) was diagnosed in humans. The first reported case of nvCJD was in 1996 when a 19 year old individual died of this rapidly fatal form of prion disease. To date, there have been over 80 deaths reported in the UK, Ireland and France. This is particularly alarming, as it is believed that nvCJD is transmitted to humans by eating infected beef or byproducts from cattle infected with BSE, yet there is still no diagnostic test that can detect the low levels of prions in pre-symptomatic cattle. Since the incubation period for both BSE in cattle and nvCJD in humans is a number of years, the need for a diagnostic is urgent.

URGENT NEED FOR IMPROVED PRION DIAGNOSTICS

Currently there are no rapid, sensitive screening tests that can detect the presence of infectious prions before symptoms appear. There are several tests being used in Europe that can diagnose the disease in cattle once an animal is infected, but these require that a sample of brain tissue be removed at the slaughterhouse and tested in a laboratory. There is an urgent need for a more rapid and sensitive diagnostic that could detect the presence of infectious prions at an earlier stage of the disease and provide accurate results without requiring post-mortem brain samples.

The PDL prion diagnostic test will be developed first in a format that can be used to test cattle at the slaughterhouse, and then secondly for testing human blood at the point of collection, either at a blood bank or plasma center. In the United States each year over 37 million head of cattle are slaughtered and 25 million units of human blood collected. This prion test will be designed to detect BSE before the overt symptoms appear in cattle, with the objective of ensuring that infected meat or cattle byproducts are removed from the market.

In addition to meat and related food products from cattle, certain beef products are used in pharmaceuticals, vaccines, cosmetics and other consumer products. Scientists are not entirely certain that all of these animal products can transmit prion diseases from BSE infected cattle to humans. However, the recent increase in cases of nvCJD in the UK, including the recent death of a 14 year old person, emphasizes the urgent need to have a diagnostic test to exclude infected cattle.

PRION DISEASE AND THE CATTLE INDUSTRY


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Both public concern and the lack of a diagnostic that can detect BSE before the symptoms appear has led to significantly expanded slaughter of cattle herds to eliminate any herds suspected of having been infected with BSE. Since 1996, when culling of cattle was implemented in an attempt to eradicate BSE in cattle, over
4.5 million cattle have been slaughtered in Europe, with financial losses estimated at over $2.5 billion. Testing on the animals afterward indicated that an estimated 175,000 were infected with BSE. Outbreaks of the disease are continuing to appear in other countries throughout Europe.

In the United States, a recent recommendation has been made to the Food and Drug Administration by a panel of advisors that individuals who have spent in excess of six months in the UK between 1980 and 1996 be prohibited from donating blood. In addition, there is consideration being given to banning organ or tissue donations from the same category of people. While no cases of BSE have been reported in the United States, "Chronic Wasting Disease", a prion disease similar to BSE, has appeared in deer and elk in Colorado and Wyoming.

PDL SCIENTIFIC COLLABORATORS

PDL intends to develop the prion diagnostic through the expertise of the scientists at the three research institutes. Among the key scientists involved in the product development program are Drs. Gallo, MD and Niel Constantine, Ph.D. of the Institute of Human Virology at the University of Maryland; Drs. Pierluigi Gambetti, MD and Man-Sun Sy, Ph.D. of Case Western Reserve University; Drs. Richard Kascsak, Ph.D., and Richard Rubenstein, Ph.D. of the Institute for Basic Research. Each of these scientists is a recognized expert in human and animal prion diseases, or in the development of sensitive diagnostics for hard-to-detect infectious agents.

"The PDL scientific team is composed of an unparalleled group of prion scientists spanning immunology, virology, neuropathology, protein chemistry, molecular biology, and immunodiagnostic development and testing," said David S. Grosky, Chairman and CEO of PDL. "We are pleased that PDL was able to bring together such a highly qualified group of research scientists to develop this urgently needed diagnostic test."

GENESIS BIOVENTURES

Genesis Bioventures (GBI) is engaged in the business of identifying promising biotechnology companies, acquiring an equity interest in these groups and providing management services to assist with their corporate development. GBI provides the financial resources, management expertise and commercialization strategies to assist early stage biotechnology companies to make the transition from laboratory-based research through to development of commercial products. The focus is on companies that are developing products to address major medical and healthcare needs in the areas of oncology, neurology and infectious disease.

At present, GBI holds an equity interest in Biotherapies, Inc., a private biotechnology company in Michigan that is developing Mammastatin, a proprietary protein technology that is a potential therapeutic for breast cancer. In a joint venture with Biotherapies, GBI has also invested in Biomedical Diagnostics, LLC, which is developing the Mammastatin Serum Assay (MSA) as a potential screening diagnostic for the detection of breast cancer risk.

Most recently, GBI invested $2 million for a 25% equity interest in Prion Developmental Laboratories. The corporate mission of PDL is initially to develop a diagnostic for prion diseases and subsequently to evaluate the development of diagnostics or therapeutics for other neurodegenerative diseases.


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Investor inquiries can be made to Lisa Baumgartner at Ruder-Finn at (212)
593-6352 or by e-mail to baumgartnerl@ruderfinn.com. For additional information, please call Genesis Bioventures at (604) 608-1000 or (604) 542- 0820, or view GBI's web site at www.genesisbioventures.com

"Safe Harbor" Statement Under The Private Securities Litigation Reform Act of 1995: Any statements in this press release that relate to the Company's expectations are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Since this information may involve risks and uncertainties and are subject to change at any time, the Company's actual results may differ materially from expected results. Additional risks associated with Genesis Bioventures' business can be found in its periodic filings with the SEC.